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APRIL 06 AVRIL, 1995


                            ARTICLES OF INCORPORATION
                               STATUTS CONSTITUTIFS

1.       The name of the corporation is:

         MAA INTERNATIONAL CORPORATION

2        The address of the registered office is:

         Suite 1200, Elgin Street
         (Street & Number)

         Ottawa, Ontario                                      K2P2K7
         (Name of Municipality or Post Office                 Postal Code
                                        Regional Municipality
         City of Ottawa              in the of Ottawa-Carleton
         (Name of Municipality)       (County, District Regional Municipality)

3. Number (or minimum and maximum number) of directors is:

         Minimum 1, Maximum 10

4.       The first director(s) is/are


First name, initials      Residence address, giving     Resident Canadian State
and surname               street & No. Or R.R. No. or           Yes or No
                          Municipality and postal code

Thomas A. Houston                       19 Orrin Avenue            Yes
                                        Ottawa, Ontario
                                        K1Y 3X5



5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

         None
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6.       The  classes  and any  maximum  number  of shares that the  corporation is authorized to issue.

         The Corporation is authorized to issue an unlimited number of common shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

         Not Applicable.

8. The issue, transfer or ownership of shares is restricted and the restrictions (if any) are as follows:

         The transfer of shares of the corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

                  (a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

                  (b) the approval of the holders of at least a majority of the shares of the Corporation entitling the









9.       Other provisions, if any, are:

         1. (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are joint registered owners of one or more shares being counted as one shareholders; and

            (b) any invitation to the public to subscribe for securities of the Corporation is prohibited.



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         2. In addition  to, and without  limiting  such other  powers which the
Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, by authentic deed, in particular but without limitation, for the purpose of securing any bonds, debentures or debenture stock which it is by l aw entitled to issue, hypothecate, mortgage, pledge, cede or transfer any property, moveable or immoveable, present or future, which it may own.


10.      The names and addresses of the incorporators are:

         Thomas A. Houston.

Full residence address or address of registered office or of principal place of business giving street and No. or RR No. municipality and postal code.

         19 Orrin Avenue
         Ottawa, Ontario
         K1Y 3X5

These articles are signed in duplicate.


                                        /s/Thomas A. Houston
                                        -------------------------
                                        Thomas A. Houston

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Summary of Capital Transactions
CPAD Technologies Inc.


Timing              Description                     # shares           Consideration            Form of consideration
13-Apr-95           MAA International Corporation
                    acquired shares of CPAD
                    Technologies Inc. as follows:
                    From Treasury                    186900              $150,000                 Cash



                    From Research Corporation        701000              $932,330                 Promissory Note
                    Technologies

                    From Colin Corrigan a                                Control of 687,667
                    put/call arrangement                                 shares acquired, no
                                                                         consideration paid at
                                                                         this time. Terms of
                                                                         put/call agreement
                                                                         provided for Colin to
                                                                         put shares to MAA on a
                                                                         quarterly basis
                                                                         starting April 1996.
                                                                         Legal title to shares
                                                                         not transferred to MAA
                                                                         until the put/call
                                                                         occurred.

                    Control by MAA excluding
                    put/call of Colin Corrigan
                    shares 43.59%

                    Control by MAA including
                    put/call of Colin Corrigan
                    shares 77.54%

Apr-96              Under the terms of the           20225               $21,438.50
                    put/call arrangement, Colin
                    Corrigan put  his first set of
                    shares to MAA.

Jul-96              Under the terms of the           20225               21438.5
                    put/call arrangement, Colin
                    Corrigan put  his second set
                    of shares to MAA

Oct-96              Under the terms of the           20225               $21,438.50
                    put/call arrangement, Colin
                    Corrigan put his third set of
                    shares to MAA

Dec-96              MAA sold shares in CPAD to       -66150              Sold  16,150 at $16
                    strategic/accredited investors                       per share.  Sold
                                                                         50,000 at $20
                    in order to raise money for the                      US per share
                    purposes that will be explained
                    below.

                    NOTE: Colin Corrigan exercised
                    his co-sale right of notification
                    of sale of shares by MAA and
                    disposed of his remaining
                    interest in CPAD.

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

                    Restructuring  of the put/call   615392
                    agreement to make it most tax
                    advantageous  for MAA and Colin
                    Corrigan.  Allowed for Colin to
                    receive same funds as if put/call
                    were in place but with less tax
                    liability for MAA; no tax impact
                    to Colin Corrigan. (essentially a
                    disposal by MAA of 11,600 shares
                    in this restructuring as MAA
                    acquired 615,392 shares instead
                    of 626,992 remaining under
                    put/call).

Jan-97              MAA sold shares in CPAD to       -27250              ($436,000)
                    accredited investors as a part of
                    sale commenced in 1996

Feb-97              Exercise of put over RCT shares  40000               $75,200

                    Shares owned by MAA and          1510567
                    wholly-owned subsidiary
                    as of September 17, 1997

                    Analysis of Treasury
                    Transactions Post April 13,
                    1995:

                    Total shares outstanding at      2032059
                    CPAD Technologies Inc as of
                    December 31,  1995 (after
                    effecting  acquisition  from
                    Treasury by MAA

Apr-96              Issuance of shares to            233241
                    shareholder AGISS Power
                    Technologies Inc as a part of
                    the share exchange agreement
                    to acquire control of 100% of
                    AGISS

Feb-97              Exercise of options by           54908
                    employees accordance to Sept
                    97 with stock option incentive
                    plan ($3 per share)

                    Total shares outstanding as      2320208
                    of September  17, 1997


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